WEAVER MARTIN & SAMYN

September 10, 2013

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE Washington, DC 20549

Re:

Decision Diagnostic Corp.

Commission File Number 000-29315

Dear Sirs:

We have read Item 4.01 included in the Form 8-K/A of Decision Diagnosis Corp. We agree with the statements  concerning  our  Firm  in such  Form  8-K/A;  we  are not  in  a position  to agree  or disagree with other statements of Decision Diagnosis Corp. contained therein.

Sincerely,

/s/ Weaver, Martin & Samyn, LLC

Weaver, Martin & Samyn, LLC

Kansas City, MO